UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 17, 2009

CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES, LP

(Exact name of Registrant as specified in its charter)

            Delaware                  0-10831                 94-2744492

      (State or other jurisdiction (Commission            (I.R.S. Employer

           of incorporation)        File Number)        Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01   Completion of Acquisition or Disposition of Assets.

Consolidated Capital Institutional Properties, LP, a Delaware limited partnership (the “Registrant”), owns a 100% interest in CCIP Society Park East, L.L.C., a Delaware limited liability company (the “Company”). The assets and liabilities of the Company are allocated solely to the holders of Series C Units of the Registrant for all purposes. The Company owned The Dunes Apartment Homes (“The Dunes”), a 200-unit apartment complex located in Indian Harbor, Florida. On August 17, the Company sold The Dunes to a third party, CC Dunes Apartments, LLC, a Florida limited liability company (the “Purchaser”). The total sales price for The Dunes was $6,300,000. The Registrant continues to own and operate four other investment properties, three of which are allocated solely to the holders of Series A Units of the Registrant for all purposes and one of which is allocated solely to the holders of Series B Units of the Registrant for all purposes.

In accordance with the terms of the Registrant’s partnership agreement, the Registrant’s general partner is currently evaluating the cash requirements of the Registrant to determine what portion of the sale proceeds will be available to distribute to the holders of Series C Units of the Registrant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES, LP

By:  CONCAP EQUITIES, INC.

General Partner

By:  /s/Steven D. Cordes

Steven D. Cordes

Senior Vice President

Date: August 21, 2009